Exhibit 10.13(b)

AMENDMENT # 1

TO CONTRACT OF SALE & SECURITY AGREEMENT between Northrim

Funding Services, a Division of Northrim Bank & Tully’s Coffee Corporation

DATED: November 9, 2006

NFS/BANK COVENANTS:

Paragraph 49. as follows:

Subject to the terms and conditions of this Agreement, NFS/BANK agrees to fund against the purchase of Accounts Receivable hereunder an amount not to exceed the sum of ($5,000,000.00) Three Million and 00/100 or the Purchase Formula for the purchase of ALL of the Acceptable/Eligible Accounts, whichever is less.

Is replaced with:

Subject to the terms and conditions of this Agreement, NFS/BANK agrees to fund against the purchase of Accounts Receivable hereunder an amount not to exceed the sum of ($5,000,000.00) Five Million and 00/100 or the Purchase Formula for the purchase of ALL of the Acceptable/Eligible Accounts, whichever is less.

Paragraph 50. as follows:

This Agreement shall have an initial term ending September 30, 2007 unless terminated by either party giving not less than thirty (30) days prior written notice to the other party.

Is replaced with:

This Agreement shall have an initial term ending July 31, 2008 unless terminated by either party giving not less than thirty (30) days prior written notice to the other party.

170 120th Avenue N.E. Suite 202, Bellevue, WA 98005 Telephone (425) 453-1105 Fax (425) 453-1205	Page 1 of 2

THIS AMENDMENT is effective and applicable to invoices purchased under the CONTRACT of SALE & SECURITY AGREEMENT of even date. All other terms, covenants and conditions will remain in effect and unchanged.

Executed this 25th day of June, 2007

At: Seattle, Washington

Tully’s Coffee Corporation

By:	/s/ Kristopher S. Galvin	Date:	6/25/07
Kristopher S. Galvin, Executive Vice President

Northrim Funding Services, a division of Northrim Bank

Accepted this 25th day of June, 2007, at Bellevue, WA.

By:	/s/ Daniel J. Lowell
Daniel J. Lowell, Senior Vice President

170 120th Avenue N.E. Suite 202, Bellevue, WA 98005 Telephone (425) 453-1105 Fax (425) 453-1205	Page 2 of 2